                                                                     EXHIBIT 3.1

                                    [FORM OF]

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            WHITE CAP HOLDINGS, INC.


                                ARTICLE I - Name

         The name of the corporation is White Cap Industries, Inc. (hereinafter referred to as the "Corporation").

                         ARTICLE II - Registered Office

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

                              ARTICLE III - Purpose

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

                           ARTICLE IV - Capital Stock

         Section A. General. The total number of shares of stock that the Corporation is authorized to have outstanding at any one time is 21,000,000 shares consisting of 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         Section B. Common Stock. Except as otherwise provided by the Delaware General Corporation Law, by this Restated Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock, the holders of record of Common Stock shall share ratably all dividends in cash, stock or otherwise in such amounts as the board of directors of the Corporation may from time to time determine and, are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the board of directors pursuant to authority expressly vested in it by the provisions of Section C of this
ARTICLE IV. Upon liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock are entitled to receive pro rata, the assets of the Corporation which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.

                  (a) The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the Corporation's capital stock.

                  (b) No holder of Common Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

                  (c) Except as otherwise provided by the Delaware General Corporation Law, by this Restated Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

         Section C. Preferred Stock. Authority is hereby expressly vested in the board of directors of the Corporation, subject to the provisions of this ARTICLE IV and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of the majority of the total number of the directors then in office:

                  (a) The designation of such series;

                  (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative;

                  (c) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

                  (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same class of the

Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

                  (f) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                  (h) The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

         Section D. Series B Convertible Preferred Stock

                  (a) Designation; Shares Authorized. Sixty thousand (60,000) of the shares of preferred stock authorized by this Article IV are hereby designated as "Series B Convertible Preferred Stock" (hereinafter referred to as "Series B Preferred Shares"). Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to DGCL Section 151(g) or any successor provision; provided, that no such decrease shall reduce the number of authorized Series B Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire Series B Preferred Shares.

                  (b) Stated Capital. The par value and the amount to be represented in the stated capital of the Corporation for each Series B Preferred Share shall be $0.01.

                  (c) Rank. The Series B Preferred Shares shall rank (i) junior to all of the Corporation's shares of senior redeemable preferred stock, par value $0.01 per share, and Series A-1 and A-2 convertible preferred stock, par value $0.01 per share, (ii) prior to all of the Corporation's Common Stock, and
(iii) except as otherwise may be set forth in the herein or a resolution of the Board of Directors adopting other series of preferred stock consistent with Section D(d)(iii)(C)(a), prior to or pari passu with all other shares of the Corporation's preferred stock hereafter issued, as to payment of dividends and as to distributions of assets upon the Equitation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  (d) Description of Series B Preferred Shares. The rights, preferences, privileges and restrictions granted to or imposed upon the Series B Preferred Shares or the holders thereof are as follows:

                           (i) Voting Rights. Except as may be required by law,
                  holders of Series B Preferred Shares shall not be entitled to vote with holders of the Common Stock for the election of directors and other makers submitted to a vote of holders of Common

                  Stock. Each holder of Series B Preferred Shares shall have the special voting rights which are described in subsection D(d)(iii)(C).

                           (ii) Preemptive Rights. Holders of Series B Preferred
                  Shares shall not be entitled, as a matter of right, to subscribe for, purchase or receive any part of any stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

                           (iii) Other Rights, Preferences, Privileges and
                  Restrictions.

                                    (A) Dividends. The holder of each Series B
                  Preferred Share shall participate ratably with holders of the shares of Common Stock in any dividends declared by the Corporation's Board of Directors on the Common Stock based upon the number of shares of Common Stock into which each Series B Preferred Share is convertible at the time of such declaration. In no event shall any dividend be paid, nor shall any distribution be made, on the Common Stock, unless all dividends on the Series B Preferred Shares shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment.

                                    (B) Liquidation Right and Preference. In the
                  event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Shares shall be entitled to receive in cash, out of the assets of the Corporation, an amount equal to
                  (i) $0.10 per share for each outstanding Series B Preferred Share held by such holder (the "Stated Value Per Share"), plus
                  (ii) all declared but unpaid dividends (the aggregate value of (i) and (ii) hereinafter referred to as the "Liquidation Preference"), before any payment shall be made or any assets distributed to the holders of shares of Common Stock or any other class of shares of the Corporation ranking junior to Series B Preferred Shares. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to pay such Liquidation Preference, the holders of such Series B Preferred Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. Following such payment to the holders of Series B Preferred Shares upon such liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock and Series B Preferred Shares (as if such Series B Preferred Shares had been converted into shares of Common Stock pursuant to subsection D(d)(iii)(D)hereof) shall then be entitled to share ratably in all the assets of the Corporation thereafter remaining.

                  The sale, transfer or other disposition of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation or dissolution of the Corporation for purposes of this subsection D(d)(iii)(B).

                                    (C) Special Voting Rights. Without the
                  affirmative vote of the holders (acting together as a class) of at least 662/3% of the Series B Preferred Shares at the time outstanding (including, for such purpose, any holder of any warrant to purchase any shares of Series B Preferred Shares) given in person or by proxy at any annual meeting, or at such special meeting called for that purpose, or, if permitted by law, in writing without a meeting, the Corporation shall not:

                                             a. declare or pay any dividend or
                  make any other distribution on any shares of capital stock of the Corporation at any time created and issued ranking junior to the Series B Preferred Shares (hereinafter called "Junior Stock"), other than dividends or distributions payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for any consideration (other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sale of other shares of Junior Stock), or set aside as a sinking fund or other fund for the redemption or repurchase of any shares of Junior Stock or any warrant, rights or options to purchase shares of Junior Stock, except, with respect to any of the foregoing, pursuant to any employee benefit plan of the Corporation, or redeem, purchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) any Series B Preferred Share, except as set forth in Section D(d)(iii)(D) and Section 5 below; or

                                             b. change the authorized number of
                  shares of Series B Preferred Shares, or alter or amend the rights or preferences of Series B Preferred Shares as stated in this Certificate.

                                    (D) Conversion Rights.

                                             a. Automatic Conversion. Series B
                  Preferred Shares shall be automatically converted into shares of Common Stock, upon the election of the Corporation and delivery of written notice of such election to the holders of Series B Preferred Shares (which election and notice may be delivered within ninety (90) days before or after the automatic conversion events described below without effecting the effective time of such automatic conversion), upon the occurrence of (i) the closing of the issuance and sale of shares of Common Stock in an underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended (as used herein, a "Public Offering'); (ii) any sale of all the outstanding capital stock of the Corporation, or (iii) a merger, consolidation, sale of substantially all of the assets of the Corporation or similar transaction involving the Corporation (each, a "Automatic Conversion Event"). Any such automatic conversion shall only be effected at the time of, and subject to, the closing of the transactions contemplated by the Automatic Conversion Event.

                                             b. Optional Conversion. Except as
                  prohibited by Section D(e)(i)(G) hereof, commencing April 1, 2000, each Series B Preferred Share shall be convertible at the option of the holder thereof into Shares of Common Stock of the Corporation in accordance with the provisions and subject to the adjustments provided for in subsection D(d)(iii)(D)(d) hereof. In order to exercise the conversion privilege, a holder of Series B Preferred Shares shall surrender the certificate evidencing such Series B Preferred Shares to the Corporation at its principal office, duly endorsed to the Corporation and accompanied by written notice to the Corporation that the holder elects to convert a specified portion or all of such shares. Series B Preferred Shares converted at the option of the holder shall be deemed to have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the right of the holder of such Series B Preferred Shares, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of that number of Shares of Common Stock issuable upon conversion. As promptly as practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of Shares of Common Stock issuable upon conversion, computed to the nearest one hundredth of a full share, and a certificate or certificates for the balance of Series B Preferred Shares surrendered, if any, not converted into Shares of Common Stock.

                                             c. Effect of Conversion. After a
                  conversion contemplated by subsection D(d)(iii)(D) or (b) hereof, accrual of all dividends on the Series B Preferred Shares shall cease and payment of any previously accrued and unpaid dividends shall be made (i) only on such date as declared by the Corporation's directors, of (ii) if made as a result of an Automatic Conversion Event, within five business days of the closing of such Automatic Conversion Event.

                                             d. Conversion Price and
                  Adjustments.

                                                      i. Except as limited by
                  Section D(e)(i)(G) hereof, each Series B Preferred Share issued and outstanding shall be convertible into-the number of Shares of Common Stock of the Corporation equal to the quotient obtained by dividing $0.10 by the Conversion Price (as defined below) then in effect (the "Conversion Shares"). The initial "Conversion Price" shall be equal to $0.10. In the event the Corporation shall at any time subdivide or split its outstanding Shares of Common Stock into a greater number of shares or declare any dividend payable in Shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision, split or dividend shall be proportionately decreased, and conversely, in case the outstanding Shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                                                      ii. In case of any capital
                  reorganization or any reclassification of the Common Stock of the Corporation (whether pursuant to a merger or consolidation or otherwise), each Series B Preferred Share shall thereafter be convertible for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of Common Stock, as the case may be, by a holder of the number of shares of Common Stock into which each Series B Preferred Share was convertible immediately prior to such capital reorganization or reclassification of Common Stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Shares to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of each Series B Preferred Share. The provisions of this subsection D(d)(iii)(D)(d)(ii) shall apply to successive capital reorganizations or reclassifications.

                                                      iii. If and whenever the
                  Corporation shall issue or sell any shares of Common Stock for a consideration per share less than $0.10 (other than pursuant to the exercise of (A) any options issued to any officer or employee of the Corporation under any stock option plan adopted by the Corporation, or (B) warrants to purchase Common Stock or other securities convertible into Common Stock issued as of the date of the original issuance of Series B Preferred Shares), or shall issue any options, warrants or other rights for the purchase of such shares at a consideration per share of less than $0.10 (other than pursuant to the exercise of (A) any options issued to any officer or employee of the Corporation under any stock option plan adopted by the Corporation, or (B) warrants to purchase Common Stock or other securities convertible into Common Stock issued as of the date of original issuance of the Series B Preferred Shares, the number of Conversion Shares into which each Series B Preferred Share is convertible shall be adjusted according to the following formulas:

                               O + N
                        W = [( ----- x W) - W] x A
                         1       O
         where
                                P x (O + N)
                        A = 1 - -----------
                                  M x O

         and


         W1       =        the number of Conversion Shares to be added to the
                           current number of Conversion shares

         W        =        the current number of Conversion Shares into which
                           each Series B Preferred Share is convertible

         N        =        the number of additional shares of Common Stock
                           issued

         O        =        the number of shares of Common Stock outstanding,
                           determined on a fully diluted basis, prior to the issuance of additional Common Stock

         P        =        the offering price or deemed value per share of the
                           additional shares of Common Stock issued

         M        =        $0.10

         Such adjustment shall become effective immediately after the issuance of such additional shares of Common Stock (or securities convertible into Common Stock).

                                                      iv. Upon each adjustment
                  to the Conversion Price pursuant to any provision of this subsection D(d)(iii)(D)(d), the number of Conversion Shares shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the Conversion Price immediately prior to such adjustment and the denominator of which shall be the Conversion Price immediately thereafter.

                                                      v. The anti-dilution
                  provisions of this subsection D(d)(iii)(D)(d), as applied to any holder of Series B Preferred Shares, may be waived by the affirmative vote of the holders (acting together as a class) of at least seventy-five percent (75%) of the then outstanding Series B Preferred Shares.

                                             e. Notice of Conversion Price
                  Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Series B Preferred Shares at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Series B Preferred Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                                             f. Rights to Preconversion
                  Distributions. The holders of Series B Preferred Shares shall have the following rights to certain properties received by the holders of Shares of Common Stock:

                                                      i. In case the Corporation
                  shall declare a dividend or distribution upon Shares of Common Stock payable other than in cash out of earnings or surplus or other than in Shares of Common Stock, then thereafter each holder of Series B Preferred Shares upon the conversion thereof will be entitled to receive the number of Shares of Common Stock into which such Series B Preferred Shares shall be converted, and, in addition and without payment therefor, the property which such holder would have received as a dividend if continuously since the record date for any such dividend or distribution such holder (A) had been the record holder of the number of Shares of Common Stock then received, and (B) had retained all dividends or distributions in stock or securities payable in respect of such Shares of Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Shares of Common Stock.

                                                      ii. Subject to the
                  provisions of subsection D(d)(iii)(B) regarding liquidation rights, if any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Shares of Common Stock, -then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Series B Preferred Shares shall thereafter have the right to receive, in lieu of Shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Series B Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares of Common Stock equal to the number of Shares of Common Stock immediately theretofore receivable upon the conversion or such Series B Preferred Shares had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Series B Preferred Shares to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of such Series B Preferred Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of such Series B Preferred Shares. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than the Corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Series B Preferred Shares at the last address of such holders appearing on the books of the corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                                             g. Notice of Certain Events.

                                                      i. the Corporation shall
                  pay any dividend payable in stock upon Shares of Common Stock or make any distribution (other than regular cash dividends) to the holders of Shares of Common Stock; or

                                                      ii. the Corporation shall
                  offer for subscription pro rata to the holders of Shares of Common Stock any additional shares of stock of any class or other rights; or

                                                      iii. there shall be any
                  capital reorganization, reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of in assets, to another corporation; provided, however, that this provision shall not be applicable to the merger or consolidation of the Corporation with or into another corporation if, following such merger or consolidation, the shareholders of the Corporation immediately prior to such merger or consolidation own at least 80% of the equity of the combined entity; or

                                                      iv. there shall be a
                  voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                  then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of Series B Preferred Shares at the addresses of such holders as shown on the books of the Corporation, on the date on which (A) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

                                             h. As used in this subsection
                  D(d)(iii)(D) the term "Common Shares" shall mean and include the Corporation's presently authorized Common Stock and shall also include any options, warrants, securities convertible into Common Stock or other rights for the purchase of such Common Stock which are vested and presently exercisable; provided that the shares receivable pursuant to conversion of Series B Preferred Shares shall be shares designated as Common Stock of the Corporation as of the date of issuance of such Series B Preferred Shares, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection D(d)(iii)(D)(f)(ii) above.

                  (e)      Redemption.

                           (i)      Mandatory Redemption of Series B Preferred
                  Shares.

                                    (A)      For purposes of this subsection
                  D(e)(i), the following terms shall have the meanings set forth below:

                                             a. "Business" shall mean that part
                  of the Corporation's operations in Northern California formerly represented by the businesses conducted, and store locations operated, by Viking Distributing Co., Inc., a California corporation, A-Y Supply, Inc., a California corporation, and Stop Supply, Inc., a California corporation. "Business" shall not include any store locations of the Corporation in Northern California which are opened by the Corporation subsequent to the date of the initial issuance of the Series B Preferred Shares.

                                             b. "Compounded Growth Rate" shall
                  mean the percentage change in EBITDA, compounded annually, for the cumulative, three twelve-month periods ended on March 31, 2000, as compared to a base amount equal to $7,500,000.

                                             c. "EBITDA" shall mean, for any
                  period, Net Income of the Business, plus (i) any income or franchise taxes related to the Business, plus (ii) total interest expenses in such period, allocable to the Business, plus (iii) amortization and depreciation deducted in determining Net Income for such period and allocable to the Business, plus (iv) all other non-cash charges deducted in determining Net Income for such period and allocable to the Business.

                                             d. "Net Income" for any period of
                  determination shall mean the net income of the Business determined in accordance with generally accepted accounting principles in effect at the time of determination, but excluding (but only to the extent otherwise included): (i) extraordinary items; (ii) earnings or losses from sales of fixed or capital assets; (iii) earnings or losses attributable to any period other than the period of calculation: (iv) earnings of entities that are not Subsidiaries, except to the extent such earnings are actually paid to the Corporation in cash; (v) earnings of any Subsidiary, the payment of which to the Corporation is prohibited by law, rule, regulation or contract; and (vi) earnings attributable to minority interests (meaning shares of stock of any class of a Subsidiary) that are not owned by the Corporation.

                                             e. "Security" or "Securities" shall
                  have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

                                             f. "Subsidiary" shall mean any
                  corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation.

                                             g. "Voting Stock" shall mean
                  Securities of any class or classes, the hollers of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions).

                                    (B)      The Series B Preferred Shares shall
                  be subject to redemption, at a redemption price per share equal to $0.10 (such sum being hereinafter referred to as the "Redemption Price"), as follows:

                                             a. If the Compounded Growth Rate is
                  greater than or equal to 10.0%, none of the Series B Preferred Shares shall be subject to redemption at any time.

                                             b. If the Compounded Growth Rate is
                  less than or equal to 5.0%, all of the Series B Preferred Shares then outstanding shall be subject to redemption by the Corporation.

                                             c. If the Compounded Growth Rate is
                  greater than 5.0%, but less than 10.0%, Series B Preferred Shares then outstanding shall be subject to redemption by the Corporation pursuant to the following formula:

                  [10% - COMPOUNDED GROWTH RATE] X 100 X 12,000 SHARES = SERIES B PREFERRED SHARES SUBJECT TO REDEMPTION]

                                    (C)      For purposes of subsection
                  D(e)(i)(B)(c) and (e)(iv), any fractional share amounts shall be adjusted upward or downward to the nearest whole number of shares.

                                    (D)      For purposes of Section D(e)(i),
                  all amounts shall be adjusted to reflect stock splits, stock dividends or over subdivisions of the Capital Stock of the Corporation.

                                    (E)      Upon an Automatic Conversion Event
                  elected by the Corporation as described in Section D(d)(iii)(D)(a), the Compounded Growth Rate shall be determined as of the end of the last full calendar month immediately preceding the effectiveness of such required or requested conversion (the "Month End"), and shall be calculated based upon the percentage change in EBITDA during the 12-month period immediately preceding the Month End as compared to EBITDA during the 12-month period commencing 24 months prior to the Month End (the "Measurement Period"). If the annual growth rate for the Measurement Period is greater than or equal to 10.0%, none of the Series B Preferred Shares shall be subject to redemption. If the annual growth rate of the Measurement Period is less than or equal to 5.0%, all of the Series B Preferred Shares then outstanding shall be subject to redemption by the Corporation. If the annual growth rate of the Measurement Period is greater than 5.0%, but less than 10.0%, Series B Preferred Shares then outstanding shall be subject to redemption by the Corporation at the Redemption Price in accordance with Section 5(B) hereof pursuant to the following formula:

                  [10% - ANNUAL GROWTH RATE] X 100 X 6,000 SHARES = SERIES B PREFERRED SHARES SUBJECT TO REDEMPTION]

                                    (F)      The determination of any
                  calculation required by this Section D(e)(1) shall be determined by the then independent public accountants of the Corporation, consistent with applicable generally accepted accounting principles and using methods of allocating revenue of the Corporation that are no less favorable to the holders of Series B Preferred Shares than any other methods used by the

                  Corporation, and which determination shall be binding upon the Corporation and any holder of Series B Preferred Shares after delivery thereof to the Corporation.

                                    (G)      All Series B Preferred Shares
                  subject to redemption pursuant to this Section D(e)(i) shall have no right to receive any accumulated and unpaid dividend thereon, and no right to exercise the optional conversion rights set forth in Section D(d)(iii )(D)(b) hereof.

                           (ii) Redemption Procedures. Not more than 30 nor less than 10 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Shares to be redeemed, addressed to such shareholders at their last addresses as shown on the stock books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption; the Redemption Price; the place or places of payment; and that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the shares of Series B Preferred Shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series B Preferred Shares receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Shares. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption (other than shares which have been duly surrendered for conversion at or before the close of business on the date fixed for redemption) shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate or certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate on and after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Redemption Price without interest upon surrender of their certificates) shall terminate.

                  (f) Outstanding Shares. For purposes of this Certificate, all Series B Preferred Shares shall be deemed outstanding except for (a) Series B Preferred Shares held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Series B Preferred Shares for conversion pursuant to Section D(d)(iii)(D), all Series B Preferred Shares which have been converted into Common Stock or other securities or property pursuant to Section D(d)(iii)(D); and all authorized but unissued Series B Preferred Shares.

                  (g) Status of Series B Preferred Shares Upon Retirement. Series B Preferred Shares which are acquired by the Corporation or converted pursuant to Section D(d) shall be canceled pursuant to the DGCL, or any successor provision, and thereupon shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition by the Corporation or conversion pursuant to Section D(d) of all outstanding Series B Preferred Shares, all provisions of this Section D Certificate shall cease to be of further effect. Upon the occurrence of suds event, the Board of Directors of the Corporation shall have the power pursuant to the DGCL, without shareholder action, to cause this Certificate of Designation to be eliminated from the Certificate of Incorporation.

         Section E. Recapitalization

                  (a) Stock Split. Immediately upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of Common Stock outstanding at the Effective Time shall be, without further action by the Corporation or the holder thereof, changed and converted into a number of shares of Common Stock equal to the number determined by multiplying each outstanding share of Common Stock by
1.74 (the "Stock Split"). Each certificate then outstanding representing shares of Common Stock shall automatically represent from and after the Effective Time that number of shares of Common Stock equal to the number of shares shown on the face of the certificate multiplied by 1.74.

                  (b) Fractional Shares. In the event that the Stock Split would result in any holder of shares of Common Stock holding a share of Common Stock that is not an integral multiple of one, the effect of the Stock Split shall be such that the shares of Common Stock issued as a result of the Stock Split shall be rounded down to the next integrel multiple of one.

                              ARTICLE V - Existence

         The Corporation is to have a perpetual existence.

                     ARTICLE VI - Stockholders and Directors

         Section A. Stockholders Action. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide. Subject to the rights of any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, (ii) special meetings of the stockholders of the Corporation may be called only by either the board of directors pursuant to a resolution adopted by the affirmative vote of the majority number of the total number of directors then in office or by the chief executive officer of the Corporation, (iii) special meetings of the stockholders cannot be called by the stockholders of the Corporation, and (iv) advance notice of stockholder nominations of persons for election to the Board of Directors of the Corporation and of business to be brought before any annual meeting of the stockholders by the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

         Section B. Number of Directors and Term of Office. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors of the Corporation shall be such number as shall be fixed by resolution adopted by the affirmative vote of the majority of the total number of directors then in office. Each director shall be elected at each annual meeting of stockholders and shall hold such office until the next annual meeting of stockholders and until his successor shall be elected and qualified.

         Section C. Removal and Resignation. No director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; provided, however, that if the holders of any class or series of capital stock are entitled to vote by the provisions of this Restated Certificate of Incorporation (it being understood that any references to this Restated Certificate of Incorporation shall include any duly authorized certificate of designation) to elect one or more directors, such director or directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any director may resign at any time upon written notice to the Corporation.

         Section D. Vacancies and Newly Created Directorships. Subject to any rights of the holders of any series of Preferred Stock to fill such newly created directorships or vacancies, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall, unless provided by law or by resolution approved by the majority of the total number of directors then in office, be filled only by resolution approved by the affirmative vote of the majority of the total number of directors then in office, and any director so chosen shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or be removed for cause.

                        ARTICLE VII - General Provisions

         Section A. Dividends. The board of directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interest of the Corporation; and said board shall likewise have power to determine in its discretion, except as herein otherwise provided, what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

         Section B. Issuance of Stock. The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the board of directors of the Corporation, provided that shares having a par value shall not be issued for a consideration less than such par value, as determined by the board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the board of directors may determine. The board of directors shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its stock issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes of stock of the Corporation shall be and remain at all times nonassessable.

         The board of directors is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the board of directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

         Section C. Inspection of Books and Records. The board of directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders of the Corporation.

         Section D. Location of Meetings, Books and Records. Except as otherwise provided in the by-laws, the stockholders of the Corporation and the board of directors may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

                            ARTICLE VIII - Amendments

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, ARTICLE IX, ARTICLE XI and this
ARTICLE VIII of this Restated Certificate of Incorporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 662/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on such alteration, amendment or repeal.

                             ARTICLE IX - Liability

         Section A. Limitation of Liability.

                  (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's by-laws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

                  (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Section B. Right to Indemnification. Each person who was or is made party or is threatened to be made a part to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide for broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section C of this ARTICLE IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section B of ARTICLE IX shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section B or otherwise. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officer.

         Section C. Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section B of this ARTICLE IX shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE IX is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE IX shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section B of this ARTICLE IX, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section B of this ARTICLE IX shall be the same procedure set forth in this Section C for directors or officers, unless otherwise set forth in the action of the board of directors providing for indemnification for such employee or agent.

         Section D. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

         Section E. Service for Subsidiaries. Any person serving as a director, officer, employee or agent of another Corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (hereinafter a "subsidiary" for this ARTICLE IX) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

         Section F. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE IX in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this
ARTICLE IX shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

         Section G. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section H. Merger or Consolidation. For purposes of this ARTICLE IX, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                        ARTICLE X - Business Combinations

                  The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law. Notwithstanding the terms of Section 203 of the Delaware General Corporation Law, Greg Grosch and KRG Capital Partners, LLC and their respective affiliates (the "Excepted Stockholders") shall not be deemed at any time and without regard to percentage of voting stock of the Corporation owned by the Excepted Stockholders to be an "interested stockholder" as such term is defined in Section 203 (c)5 of the Delaware General Corporation Law.

                        ARTICLE XI - Fair Price Provision

         Section A. Required Vote for Certain Business Combinations. In addition to any affirmative vote required by law or by this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section B of this
ARTICLE XI:

                  (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as herein defined) or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defied) of any Interested Stockholder; or

                  (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $5,000,000 or more; or

                  (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

                  (d) the adoption of any plan or proposal for the liquidation, dissolution or winding up of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require, subject to Section B of this ARTICLE XI, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law.

         Section B. Definition of "Business Combination." The term "Business Combination" as used in this ARTICLE XI shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of Section A of
ARTICLE XI; provided, however, that the term "Business Combination" shall not include any transaction which occurs on or prior to the date of the closing of the initial public offering of the Common Stock of the Corporation.

         Section C. Conditions to be Satisfied. The provisions of Section A of this ARTICLE XI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provisions of this Restated Certificate of Incorporation, if all of the conditions specified in any of the following Paragraphs (a), (b) or (c) are met:

                  (a) The Business Combination shall have been approved by the affirmative vote of 70% of the Continuing Directors then in office.

                  (b) All of the following conditions shall have been met:

                           (i) aggregate amount of the cash and the Fair Market
                  Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                    (A) (if applicable) the highest per share
                  price (including any brokerage commissions, transfer taxes and soliciting dealers fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                                    (B) the Fair Market Value per share of
                           Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this ARTICLE XI as the "Determination Date"), whichever is higher.

                           (ii) The aggregate amount of the cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph 2(ii) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                    (A) (if applicable) the highest per share
                  price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it
                  (1) within the two-year period immediately prior to and including the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                    (B) (if applicable) the highest preferential
                  amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                                    (C) the Fair Market Value per share of such
                  class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                           (iii) The consideration to be received by holders of
                  a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such a class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder.

                           (iv) After such Interested Stockholder has become an
                  Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of Preferred Stock, except as approved by the affirmative vote of a majority of the Continuing Directors;
                  (2) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by the affirmative vote of the majority of the Continuing Directors; and (3) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                           (v) After such Interested Stockholder has become an
                  Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by the affirmative vote of a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

                           (vi) A proxy or information statement describing the
                  proposed Business Combination and complying with the requirements of the 1934 Act and the rules and regulations thereunder (or any subsequent provisions replacing such 1934 Act, rules and regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such 1934 Act, rules or regulations or subsequent provisions thereof).

                  (c) Upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

         Section D. Certain Definitions. For the purposes of this ARTICLE XI:

                  (a) A "person" shall mean an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity.

                  (b) "Interested Stockholder" shall mean any person who or which:

                           (i) is the beneficial owner, directly or indirectly,
                  of 15% or more of the voting power of the then outstanding shares of Voting Stock; or

                           (ii) is an Affiliate of the Corporation and at any
                  time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of 15% or more of the voting power of the then outstanding shares of Voting Stock; or

                           (iii) is an assignee of or has otherwise succeeded to
                  the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder) and such Assignment or succession was not approved by a majority of the Continuing Directors; provided, however, that the term "Interested Stockholder" shall not include (1) the Corporation; (2) any Subsidiary of the Corporation; (3) any person, directly or indirectly, owning of the record or beneficially 100% of the issued and outstanding capital stock of the Corporation (other than directors' qualifying shares, if any); (4) any employee benefit plan or compensation arrangement of the Corporation or any Subsidiary of the Corporation; (5) any person holding shares of Voting Stock organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement; or (6) any Grandfathered Person unless such Grandfathered Person becomes, after the closing of the initial public offering of shares of Common Stock of the Corporation, the beneficial owner of more than the Grandfathered Percentage of the Voting Stock then outstanding.

                  Notwithstanding the foregoing, no person shall become an "Interested Stockholder" as the result of an acquisition of Voting Stock by the Corporation which, by reducing the number of shares outstanding, increase the proportionate number of shares beneficially owned by such person to 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock; provided, however, that if a person shall become the beneficial owner of 15% (or, if applicable, the Grandfathered Percentage with respect to such person) or more of the voting power of the then outstanding shares of Voting Stock by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner of any additional shares of Voting Stock of the Corporation (other than any shares of Voting Stock issued to such person as a result of a stock dividend, stock split, reclassification, recapitalization, or other similar transaction involving the issuance of shares of Voting Stock on a pro rata basis to all holders of Voting Stock), then such person shall be deemed to be an "Interested Stockholder" if immediately thereafter the voting power of the shares of Voting Stock beneficially owned by such person equals or exceeds 15% (or in the case of a Grandfathered Person, the Grandfathered

                  Percentage with respect to such person) or more of the voting power of all of the shares of Voting Stock then outstanding.

                  (c) A person shall be deemed the "beneficial owner" of, and shall be deemed to beneficially own, any Voting Stock:

                           (i) which such person or any of such person's
                  Affiliates or Associates, directly or indirectly beneficially owns (as determined pursuant to Rule 13d-3 of the Rules and Regulations promulgated by the Securities and Exchange Commission under the 1934 Act);

                           (ii) which such person or any of its Affiliates or
                  Associates, directly or indirectly, has or shares with respect to the Voting Stock (1) the right to acquire, or direct the acquisition of such voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the "beneficial owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) the right to vote, or to direct the voting of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (provided that a person shall not be deemed to be the beneficial owner of any securities if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Rules and Regulations promulgated under the 1934 Act and is not also then reportable by such person on
                  Schedule 13D under the 1934 Act (or any comparable or successor report)), or (3) the right to dispose of, or to direct the disposition of, such Voting Stock pursuant to any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities); or

                           (iii) which is beneficially owned, directly or
                  indirectly, by any other person (or any Affiliate or Associate thereof) with which such person or any of such person's Affiliates or Associates has any agreement, arrangement, understanding or otherwise (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in Clause 3(ii)(2) above) or disposing of any shares of Voting Stock;

                  provided, however, that (1) no person engaged in business as an underwriter of securities shall be deemed the beneficial owner of any securities acquired through such person's participation as an underwriter in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition and (2) no person who is a director or an officer of the Corporation shall be deemed, solely as a result of his or her position as director or officer of the Corporation, the beneficial owner of any securities of the Corporation that are beneficially owned by any other director or officer of the Corporation.

                  (d) Notwithstanding anything in the definition of beneficial owner to the contrary, the phrase "then outstanding," when used with reference to a person's beneficial ownership of securities of the Corporation, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.

                  (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder); provided, however, that no person who is a director or officer of the Corporation shall be deemed an Affiliate or an Associate of any other director or officer of the Corporation solely as a result of his or her position as a director or officer of the Corporation.

                  (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph (b) of this Section D, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (g) "Continuing Director" means (i) any member of the Board of Directors of the Corporation who is not an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and (ii) any person who subsequently becomes a member of the Corporation's Board of Directors who is not an Associate or Affiliate of an Interested Stockholder and is recommended or approved by the affirmative vote of a majority of the Continuing Directors.

                  (h) "Fair Market Value" means:

                           (i) in the case of stock, the highest closing sale
                  price during the 30-day period immediately prior to and including the date in question of a share of such stock on the principal United States securities exchange registered under the 1934 Act (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder) on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately prior to and including the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith; and

                           (ii) in the case of property other than cash or
                  stock, the fair market value of such property on the date in question as determined by an affirmative vote of a majority of the Continuing Directors of the Board of Directors in good faith.

                  (i) "Group Acting in Concert" shall mean persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons" as defined under Section 13(d) of the 1934 Act (or any subsequent provisions replacing the 1934 Act or the rules and regulations promulgated thereunder). When persons act together for any such purpose, their group is deemed to have acquired their stock.

                  (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (i) and (ii) of Section C of this ARTICLE XI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                  (k) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled, at the time, to vote generally in the election of directors.

                  (l) "Grandfathered Percentage" shall mean, with respect to any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close of business on the date of the closing of the initial public offering of shares of Common Stock of the Corporation plus an additional five (5) percentage points; provided, however, than in the event the underwriters exercise their over-allotment option in connection with the initial public offering of shares of Common Stock, the Grandfathered Percentage shall, from and after the closing of such over-allotment option, mean, with respect to any Grandfathered Person, the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns as of the close of business on the date of the closing of the over-allotment option plus an additional five (5) percentage points; and provided, further, that, in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding shares of Voting Stock after the close of business on the date of the closing of the initial public offering of the Corporation's Common Stock, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (1) the Grandfathered Percentage as in effect immediately prior to such sale, transfer, or disposition or (2) the percentage of the voting power of the then outstanding shares of Voting Stock that such Grandfathered Person beneficially owns immediately following such sale, transfer or disposition plus an additional five
(5) percentage points.

                  (m) "Grandfathered Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the close of business on the date of the closing of the initial public offering of shares of Common Stock of the Corporation, the beneficial owner of 15% or more of the voting power of the then outstanding Voting Stock at such time. Any Grandfathered Person who becomes, after the close of business on the date of the initial public offering of shares of Common Stock of the Corporation, the beneficial owner of less than 15% of the voting power of the then outstanding shares of Voting Stock shall cease to be a Grandfathered Person.

                  (n) The term "voting power" shall mean, with respect to each outstanding share of capital stock of the Corporation, the number of votes which a holder of such share shall be entitled, at the time, to vote generally in the election of directors.

         Section E. Powers of the Board of Directors. A majority of the directors of the Corporation, unless there is an Interested Stockholder, in which case a majority of the Continuing Directors then in office, shall have the power to determine for the purposes of this ARTICLE XI, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number or percentage of shares of Voting Stock or other equity securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of, or is affiliated or associated with, another person, (iv) whether the assets of which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more, (v) whether the requirements of Section C of this ARTICLE XI have been met with respect to any Business Combination, and (vi) any other matters of interpretation arising under this ARTICLE XI. The good faith determination by the affirmative vote of 70% of the directors or, if there is an Interested Stockholder, by the affirmative vote of a majority of the Continuing Directors then in office, on such matters shall be conclusive and binding for all purposes of this ARTICLE XI.

         Section F. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this ARTICLE XI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         IN WITNESS WHEREOF, White Cap Holdings, Inc. has caused this Certificate to be executed by Greg Grosch, its Chief Executive Officer and President, and attested to by Dan Tsujioka, its Secretary, as of this __th day of October, 1997.

                                    WHITE CAP HOLDINGS, INC.



                                    By: _____________________________

                                    Greg Grosch

                                    Chief Executive Officer &  President



Attest:



By: _______________________
         Dan Tsujioka
         Secretary